UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 4, 2008

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On February 6, 2008, Duckwall-ALCO Stores, Inc. (the "Company") issued a press release, incorporated into this Item 5.02 by reference, relating to the retirement of James Schoenbeck, the Senior Vice President of Real Estate, and the promotion of Phillip Hixon as the Company's Senior Vice President of Store Development, effective February 4, 2008.

The Company had entered into an employment agreement with Mr. Hixon on December 4, 2006 when he originally started to work for the Company. The employment agreement has an effective date of February 1, 2007 and ends on January 31, 2008. The agreement also provides that the term of the agreement will automatically be renewed for successive one year periods unless terminated by one of the parties pursuant to the terms set forth in the agreement. This same employment agreement will be effective under Mr. Hixon's new responsibilities and titles as set forth herein. Under the terms of the employment agreement Mr. Hixon was to be paid a base salary of $140,000. The employment agreement further provides customary benefits and vacation features. As part of Mr. Hixon's promotion, his base salary was increased to $160,000 and Mr. Hixon was granted 10,000 stock options at $21.13 per share to vest in four equal installments following the first year. Other than his pay increase and these options, Mr. Hixon will complete his new duties under his original employment agreement. The employment agreement is incorporated into this Item 5.02 by reference.

Prior to joining the Company, Mr. Hixon was employed by Michael’s Stores, Inc., where his last title was Vice President of Store Planning and Development. His responsibilities included overseeing the opening of more than 700 stores.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Hixon and any other persons naming Mr. Hixon as an officer. There are no familial relationships between Mr. Hixon and any other officer or director of the Company. Since January 29, 2006, neither Mr. Hixon nor any immediate family member of Mr. Hixon has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Hixon or any immediate family member had or will have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on February 6, 2008, by the Company. Attached as Exhibit 99.2 , and incorporated into this Item 7.01 by reference, is a copy of the Employment Agreement executed on December 4, 2006 by the Company and Mr. Hixon.

Item 9.01.	Exhibits.

(d) Exhibits

99.1         Press Release dated February 6, 2008, furnished solely for the purpose of incorporation by reference into Items 5.02, 7.01, and 9.01.

99.2         Employment Agreement dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: February 8, 2008	By:	/s/Donny R. Johnson
Donny R. Johnson
Senior Vice President - Chief Financial Officer